Exhibit 99.1

September 4, 2008

Jane A. Freeman

Re:	Confidential Separation and Release Agreement

Dear Jane:

This letter sets forth the substance of the separation and release agreement (the “Agreement”) which Scientific Learning Corporation (“Scientific Learning”) is offering to you to aid in your employment transition. To receive the benefits described in Paragraphs 3, 4 and 5 below please sign and return this Agreement to Scientific Learning within the time set forth in paragraph 11 below.

1.         RESIGNATION. You are resigning from your position as Executive Vice President and Chief Financial Officer as of October 6, 2008 (the “Separation Date”).

2.         ACCRUED SALARY AND PAID TIME OFF. On the Separation Date, Scientific Learning will pay you all accrued salary, and all accrued and unused Paid Time Off earned through the Separation Date, subject to standard payroll deductions and withholdings. The Paid Time Off will be calculated based upon an annual salary basis of $260,000 (two hundred and sixty thousand dollars).

3.         SEVERANCE PAYMENTS. Although Scientific Learning has no plans or policies regarding the payment of severance, Scientific Learning will pay you, as severance, ten (10) months of your salary (i.e. gross $216,666.67), subject to standard payroll deductions and withholdings (“Severance Payment”). The Severance Payments will be made over a ten (10) month period (the “Severance Period”) on the Company’s ordinary payroll dates, commencing with the first payroll date after the Effective Date defined in the Paragraph 11, below, and will be subject to standard payroll deductions and withholdings. At any time during the Severance Period you may give written notice of your election to receive the unpaid balance of Severance Payment in a lump sum payment, which amount shall be paid to you by Scientific Learning within 10 business days of said written notice.

4.         BENEFITS AND INSURANCE. All Scientific Learning benefits and insurance cease as of the Separation Date except for health care benefits which are in effect until the last day of the month in which your employment ends. To the extent permitted by the federal COBRA law and the insurance policies and rules applicable to Scientific Learning, you will be eligible to continue your medical insurance and, later, to convert to an individual policy. On or about your Separation Date, Scientific Learning will provide you under separate cover a COBRA notice setting forth your rights and responsibilities with regard to COBRA coverage. As a part of this agreement, and subject to your timely election of COBRA continuation coverage, Scientific Learning will pay the COBRA premium for you (medical, dental and vision coverage) for the

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months of November 2008 through July 2009 or until you eligible for approximately equivalent health care benefits through another employer. Pursuant to this Agreement, you agree to notify Scientific Learning immediately upon your becoming eligible for health care benefits through another employer.

5.         BONUS. You will receive a one time bonus of $31,590 (thirty one thousand five hundred and ninety dollars) on your last day of employment.

6.         STOCK OPTIONS. You will have 90 days from your Separation Date to exercise any vested stock options.

7.         RETURN OF SCIENTIFIC LEARNING PROPERTY. Within fifteen (15) days of the Separation Date, you agree to return to Scientific Learning all Scientific Learning documents (and all copies thereof) and other Scientific Learning property which you have had in your possession at any time, including, but not limited to, Scientific Learning files, notes, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of Scientific Learning (and all reproductions thereof). The only exceptions to this are that you may keep your laptop computer (ThinkPad T43, Serial Number L3AC236), as well as forms, files and documents reflecting general financial and due diligence practices consistent with your role as Chief Financial Officer, which do not contain non-public Scientific Learning information. By signing this Agreement, you represent that you have made a diligent search for any Scientific Learning property in your possession or control and that you have returned all such materials to Scientific Learning. In addition, if possible under its arrangements with its cellular service provider, Scientific Learning will transfer your present cell phone number to your control, for use with a carrier and on a device to be provided at your own expense.

8.         PROPRIETARY INFORMATION OBLIGATIONS. After your employment you will refrain from any use or disclosure of the Company’s proprietary or confidential information or materials. In addition, you acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement, including, without limitation, your obligation not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Proprietary Information and Inventions Agreement is attached hereto as Exhibit A.

9.         CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by you and shall not be publicized or disclosed in any manner whatsoever; provided, however, that you may disclose this Agreement in confidence to your immediate family, attorney, accountant, tax preparer, and financial advisor and you may also disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law or in the context of legal or administrative proceedings.

10.       NON-DISPARAGEMENT. You agree not to disparage Scientific Learning or Scientific Learning’s directors and employees in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information when required by legal process or in

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the context of administrative proceedings. Scientific Learning agrees not to, and agrees to instruct its employees not to, disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation; and Scientific Learning will respond accurately and fully to any question, inquiry or request for information when required by legal process or in the context of administrative proceedings.

11.       RELEASE. You hereby generally and completely release Scientific Learning, and its respective directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, ERISA plans, current and former trustees and administrators of ERISA plans, affiliates, and assigns (“Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company or the Released Parties, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Released Parties; (3) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 and 1991 (as amended); the California Fair Employment and Housing Act (“FEHA”), as amended; (which may include claims for age, race, color, ancestry, national origin, disability, medical condition, marital status, sexual orientation, gender, gender identity, religious creed, pregnancy, sex discrimination and harassment); the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”); the Employee Retirement Income Security Act of 1974 (as amended) (“ERISA”); the Family and Medical Leave Act (“FMLA”); the California Family Rights Act (“CFRA”); the federal Americans with Disabilities Act of 1990 (“ADA”); the Equal Pay Act, of 1963, as amended; California Business and Professions Code 17200; any and all protections pursuant to California’s Labor Code or the Fair Labor Standards Act (“FLSA”), (with the sole exclusions to any workers’ compensation claim and any claims for unemployment insurance); any wage and hour law (including any claim for waiting-time penalties); privacy rights; whistleblower protections; and constitutional protections (collectively, the “Released Claims”). The Released Claims do not include claims to enforce the terms of this Agreement, or claims to obtain your vested benefits under the Company’s 401(k) plan.

Notwithstanding any other provision of this Agreement, this Agreement recognizes the rights and responsibilities of the Equal Employment Opportunity Commission (“EEOC”) and the California Department of Fair Employment and Housing (“DFEH”) to enforce the statutes which come under their jurisdiction and is not intended to prevent you from participating in any investigation or proceeding conducted by the EEOC or the DFEH; provided, however, that you agree that you will not be entitled to any benefit from any claim or proceeding within the scope of claims released in this Agreement that is filed or instigated by you or on your behalf with any agency, court or other governmental entity, including the EEOC or DFEH.

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12.       ADEA WAIVER. You hereby acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA. You also acknowledge that the consideration given for the foregoing waiver is in addition to anything of value to which you were already entitled. You have been advised by this writing, as required by the ADEA that: (a) your waiver and release do not apply to any claims that may arise after your signing of this Agreement; (b) you should consult with an attorney prior to executing this release; (c) you have twenty-one (21) days within which to consider this release (although you may choose to voluntarily execute this release earlier); (d) you have seven (7) days following your execution of this Agreement to revoke the Agreement; and (e) this Agreement will not be effective until the eighth day after this Agreement has been signed (and not revoked) by you (“Effective Date”).

13.       ACKNOWLEDGEMENT OF RELEASE. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. You acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims you may have against Scientific Learning, its affiliates, and the entities and persons released herein.

14.       COOPERATION. You agree to make all reasonable efforts to cooperate with the Company and its attorneys in (i) the orderly transfer of your responsibilities to other person(s); and (ii) the defense of any action brought or pending by any third party against the Company that relates in any way to your employment with the Company, provided that you are given reasonable notice and subject to reasonable limits on your availability.

15.       YOUR ASSISTANCE IN DISMISSING ADMINISTRATIVE CLAIMS. You acknowledge and warrant that there are no claims or actions currently filed or pending relating to the subject matter of the Agreement. You hereby request all administrative agencies having jurisdiction over employment and labor law matters and courts to honor your release of claims under this Agreement. Should Scientific Learning ever request you to execute any administrative dismissal forms, you shall immediately execute the form and return it to Scientific Learning. Should you file any claim or action relating to the subject matter of this Agreement, such filing shall be considered an intentional breach of the Agreement and you will be subject to all damages available under law and equity, including without limitation, the amount of severance paid hereunder.

16.       CERTIFICATION OF NO WORK-RELATED INJURIES. You agree, warrant and covenant that you have not experienced or suffered any work-related occupational injuries or diseases (physical, mental or otherwise) arising out of or in the course of your employment with Scientific Learning. You further certify that you have not failed to report any work-related occupational injuries or diseases arising out of or in the course of your employment with Scientific Learning.

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17.       NON-ADMISSION OF LIABILITY. This Agreement shall not be construed to be an admission of any liability to you or to any other person.

18.       VOLUNTARY AGREEMENT AND REPRESENTATION OF UNDERSTANDING. You represent that you have thoroughly read and considered all aspects of this Agreement that you understand all its provisions and that you are voluntarily entering into this Agreement. You also represent that you have been advised of your right to consult with an attorney before signing this Agreement and that you have consulted with an attorney or voluntarily chosen not to do so.

19.       MISCELLANEOUS. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and Scientific Learning with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of Scientific Learning. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and Scientific Learning, and inure to the benefit of both you and Scientific Learning, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign and return a copy to Gina Larue, Vice President of Human Resources.

Thank you for your contributions to Scientific Learning. We wish you the best in your future endeavors.

Sincerely,

Robert Bowen

Chairman and Chief Executive Officer

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AGREED AND ACCEPTED:

By signing this letter, I acknowledge that I have had the opportunity to review this Agreement carefully with an attorney of my choice or have voluntarily chosen not to do so, that I understand the terms of the Agreement, and that I voluntarily agree to them.

__________________________ Jane A. Freeman	__________________________ Date

Exhibit A – Scientific Learning Corporation Proprietary Information and Inventions Agreement

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